Exhibit 99.1

EPL ISSUES STATEMENT ON DELAWARE COURT RULING

NEW ORLEANS, September 27, 2006 -- Energy Partners, Ltd. (“EPL”) (NYSE:EPL) today announced that it has received an oral ruling from the Delaware Court of Chancery that confirms EPL’s rights under its merger agreement with Stone Energy Corporation (NYSE:SGY) (“Stone”).

In its oral ruling, which is subject to potential modification prior to the issuance of an opinion and final order expected early next week, the Court confirmed that EPL is permitted to explore, investigate, communicate with and exchange information, including non-public information, with third parties in response to third party acquisition proposals.

Cahill Gordon & Reindel LLP, Wachtell, Lipton, Rosen & Katz and Abrams & Laster LLP acted as legal counsel to EPL in this matter.

About Energy Partners, Ltd.
Founded in 1998, EPL is an independent oil and natural gas exploration and production company based in New Orleans, Louisiana. The Company's operations are focused along the U. S. Gulf Coast, both onshore in south Louisiana and offshore in the Gulf of Mexico.

Forward Looking Statements & Additional Information

This press release contains forward-looking information regarding EPL. All statements included in this press release that address activities, events or developments that EPL expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements that are discussed in EPL's filings with the Securities and Exchange Commission (SEC).

These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to EPL's filings with the SEC, including its Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended June 30, 2006, for a discussion of these risks.

EPL AND STONE HAVE FILED A JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING EPL, STONE AND THE ACQUISITION. A DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WILL BE SENT TO SECURITY HOLDERS OF EPL AND STONE SEEKING THEIR APPROVAL OF THE ACQUISITION.

The documents filed with the SEC by EPL may be obtained free of charge from EPL's website at www.eplweb.com or by directing a request to: Energy Partners, Ltd., 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attn: Secretary, (504) 569-1875. In addition, the documents filed with the SEC by Stone may be obtained free of charge from Stone's website at www.stoneenergy.com or by directing a request to: Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, Attn: Kenneth Beer, (337) 237-0410. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition.

EPL, Stone and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of EPL and Stone in favor of the acquisition. Information about the executive officers and directors of EPL and their direct or indirect interests, by security holdings or otherwise, in the acquisition will be set forth in the proxy statement-prospectus relating to the acquisition when it becomes available. Information about the executive officers and directors of Stone and their direct or indirect interests, by security holdings or otherwise, in the acquisition will be set forth in the proxy statement-prospectus relating to the acquisition when it becomes available.

Contacts:

Investors:

T.J. Thom (504-799-4830) / Al Petrie (504-799-1953)
Energy Partners, Ltd.

Media:

Eden Abrahams / Jeremy Jacobs (212-355-4449)
Joele Frank, Wilkinson Brimmer Katcher

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